EXHIBIT 10.3
-COPY-

Baltimore, Maryland January 31, 2008	$6,000,000
PROMISSORY NOTE
(Revolving Line of Credit)
IMPORTANT NOTICE
THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.
     FOR VALUE RECEIVED, the undersigned (collectively “Borrower”) promises to pay to the order of PROVIDENT BANK, a Maryland banking corporation (“Lender”), at the Lender’s offices at 114 East Lexington Street, Baltimore, Maryland 21202 or at such other place as the holder of this Promissory Note may from time to time designate, the principal sum of Six Million and NO/100 Dollars ($6,000,000), or so much as has been disbursed to the Borrower hereunder, together with interest thereon at the rate or rates hereafter specified and any and all other sums which may be owing to the Lender by the Borrower pursuant to this Promissory Note. At no time shall the principal amount outstanding under this Promissory Note and any other Promissory Note issued pursuant to the Agreement (as hereinafter defined) exceed Six Million Nine Hundred Thousand Dollars ($6,900,000). The following terms shall apply to this Promissory Note.
1.	INTEREST. The unpaid principal amount outstanding from time to time pursuant to this Promissory Note shall bear interest at one percent (1%) per annum above the rate of interest announced from time to time by the Lender as its prime commercial lending rate of interest, it being understood that such announced rate bears no inference, implication, representation, or warranty that such announced rate is charged to any particular customer or customers of the Lender. Interest on the principal amount outstanding shall be adjusted daily with the rate for each day being the rate in effect at the close of business on that day.
2.	CALCULATION OF INTEREST. Interest shall be calculated on the basis of a three hundred sixty (360) days per year factor applied to the actual days on which there exists an unpaid balance hereunder.

3.	REPAYMENT.

(a)Principal: The principal balance of this Promissory Note and any accrued but unpaid interest shall be paid in full by the Borrower in immediately available funds on April 30, 2008.

(b)Interest: Accrued interest shall be paid by the Borrower, in arrears, in immediately available funds on the first day of each successive month beginning on February 1, 2008.

All amounts owed by the Borrower to the Lender shall be payable, when due, by preauthorized debit of Account #20-65310679 and Borrower agrees to maintain a balance in such account which is at least equal to the payment amount on each payment due date.
4.	LATE PAYMENT CHARGE. If any payment due hereunder (including any payment in whole or in part of principal) is not received by the holder within fifteen (15) calendar days after its due date, the Borrower shall pay a late payment charge equal to five percent (5%) of the amount then due.
5.	APPLICATION OF PAYMENTS. All payments made pursuant to this Promissory Note shall be applied first to late payment charges or other sums owed to the holder, next to accrued interest, and then to principal, or in such other order or proportion as the holder, in the holder’s sole and absolute discretion, may elect from time to time.
6.	PREPAYMENT. The Borrower may prepay this Promissory Note in whole or in part at any time or from time to time without premium or additional interest.
7.	DEFAULT. Upon a failure to pay any sum due pursuant to this Promissory Note or a default in the performance of any of the covenants, conditions or terms of the Fourth Amended and Restated Loan and Security Agreement, dated June 29, 2007, executed by Borrower and Lender, as the same may have been subsequently amended, restated, supplemented or modified from time to time, including the Second Amendment and Waiver dated the date hereof (the “Agreement”), or of any other agreement or document made by any Borrower for the benefit of the Lender or any holder (collectively with the Agreement, the “Loan Documents”), the holder of this Promissory Note, in the holder’s sole and absolute discretion and without notice or demand, may exercise any of the following rights, in addition to any rights or remedies under applicable law or any of the Loan Documents:

(a)	Default Rate of Interest. The holder may raise the rate of interest accruing on the unpaid balance due under this Promissory Note by two (2) percentage points above the rate of interest otherwise applicable until such time as such default has been cured to the Lender’s entire satisfaction, independent of whether the holder of this Promissory Note elects to accelerate the unpaid principal balance as a result of such default.

(b)	Acceleration. The holder may declare the entire unpaid principal balance plus accrued interest and all other sums due hereunder immediately due and payable. Reference is made to the Loan Documents for further and additional rights of the holder to declare the entire unpaid principal balance plus accrued interest and all other sums due hereunder immediately due and payable. The Borrower agrees that a default under this Promissory Note or a default by the Borrower under any of the Loan Documents is a default by the Borrower under all other liabilities and obligations of the Borrower to the holder, and that the holder shall have the right to declare immediately due and payable all of such other liabilities and obligations.

(c)	Confession of Judgment. The Borrower authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of the Borrower in any court in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to confess judgment against the Borrower, without prior notice or opportunity of the Borrower for prior hearing, in favor of the holder of this Promissory Note in the full amount due on this Promissory Note (including principal, accrued interest and any and all penalties, fees and costs) plus court costs and reasonable legal fees. In addition to all other courts in which judgment may be confessed against the Borrower upon this Promissory Note, the Borrower agrees that venue and jurisdiction shall be proper in the Circuit Court of any County of the State of Maryland or of Baltimore City, Maryland, or in the United States District Court For The District Of Maryland. For the purpose of allowing the holder of this Promissory Note to file a confession of judgment in the Commonwealth of Virginia to recover any sums of money due hereunder, the Borrower hereby duly constitutes and appoints David Matuszewski its attorney in fact to confess judgment against the Borrower in the Circuit Court for the County of Fairfax, Virginia and in any other circuit court or court located in the Commonwealth of Virginia, and the Borrower acknowledges and agrees that jurisdiction and venue shall be proper in such court and in any other city or county in the Commonwealth of Virginia The Borrower waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon the Borrower any right or privilege of exemption, homestead rights, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as the holder shall deem necessary or advisable.
8.	INTEREST RATE AFTER JUDGMENT. If judgment is entered against the Borrower on this Promissory Note, the amount of the judgment entered (which may include principal, interest, penalties, fees, and costs) shall bear interest at the higher of the above described default interest rate as determined on the date of the entry of the judgment, or the legal rate of interest then applicable to judgments in the jurisdiction in which judgment was entered.
9.	EXPENSES OF COLLECTION. If this Promissory Note is referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the Borrower shall pay all of the holder’s costs, fees (including, but not limited to, the holder’s attorneys’ fees, paralegal charges and expenses) and all other expenses resulting from such referral.
10.	WAIVERS. The Borrower, and all parties to this Promissory Note, whether maker, indorser, or guarantor, waive presentment, notice of dishonor and protest.
11.	LOAN AGREEMENT; SECURITY. The Line of Credit is being provided by the Lender to the Borrower pursuant to the terms of the Agreement.
12.	EXTENSIONS OF MATURITY. All parties to this Promissory Note, whether maker, indorser, or guarantor, agree that the maturity of this Promissory Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.
13.	NOTICES. Any notice or demand required or permitted by or in connection with this Promissory Note shall be in writing and shall be made by hand delivery, by Federal Express or other similar overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the respective parties at the appropriate address set forth on the signature page hereof or to such other address as may be hereafter specified by written notice by the respective parties. Notice shall be considered given as of the date of facsimile or hand delivery, one (1) calendar day after delivery to Federal Express or similar overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish the fact that notice was given as provided herein. If notice is tendered pursuant to the provisions of this section and is refused by the intended recipient thereof, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by the Borrower shall be considered to be effective upon the receipt thereof by the Borrower regardless of the procedure or method utilized to accomplish delivery thereof to the Borrower.

14.	LIABILITY; ASSIGNABILITY; BINDING NATURE. If more than one person or entity is executing this Promissory Note as a Borrower, all liabilities under this Promissory Note shall be joint and several with respect to each of such persons or entities. This Promissory Note may be assigned by the Lender or any holder at any time. This Promissory Note shall inure to the benefit of and be enforceable by the Lender and the Lender’s successors and assigns and any other person to whom the Lender may grant an interest in the Borrower’s obligations to the Lender, and shall be binding and enforceable against the Borrower and the Borrower’s personal representatives, successors and assigns.

15.	INVALIDITY OF ANY PART. If any provision or part of any provision of this Promissory Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Promissory Note and this Promissory Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

16.	MAXIMUM RATE OF INTEREST; COMMERCIAL LOAN. Notwithstanding any provision of this Promissory Note or the Loan Documents to contrary, the Borrower shall not be obligated to pay interest pursuant to this Promissory Note in excess of the maximum rate of interest permitted by the laws of any state determined to govern this Promissory Note or the laws of the United States applicable to loans in such state. If any provision of this Promissory Note shall ever be construed to require the payment of any amount of interest in excess of that permitted by applicable law, then the interest to be paid pursuant to this Promissory Note shall be held subject to reduction to the amount allowed under applicable law, and any sums paid in excess of the interest rate allowed by law shall be applied in reduction of the principal balance outstanding pursuant to this Promissory Note. The Borrower acknowledges that it has been contemplated at all times by the Borrower that the laws of the State of Maryland will govern the maximum rate of interest that it is permissible for the holder of this Promissory Note to charge the Borrower pursuant to this Promissory Note. The Borrower warrants that this Promissory Note evidences a commercial loan transaction within the meaning of Sections 12-101(c) and 12-103(e), Commercial Law Article. Annotated Code of Maryland, as amended, and that no proceeds of such loan transaction are being used by the Borrower for any consumer purpose.

17.	CHOICE OF LAW; CONSENT TO VENUE AND JURISDICTION; ACTIONS AGAINST LENDER. This Promissory Note shall be governed, construed and interpreted strictly in accordance with the laws of the State of Maryland. The Borrower consents to the jurisdiction and venue of the courts of any county in the State of Maryland or the courts of Baltimore City, Maryland or to the jurisdiction and venue of the United States District Court for the District of Maryland in any action or judicial proceeding brought to enforce, construe or interpret this Promissory Note. The Borrower agrees to stipulate in any future proceeding that this Promissory Note is to be considered for all purposes to have been executed and delivered within the geographical boundaries of the State of Maryland, even if it was, in fact, executed and delivered elsewhere. Any action brought by the Borrower against the Lender which is based, directly or indirectly, or in whole or in part, upon this Promissory Note or any matter related to this Promissory Note or any other Loan Document shall be brought only in the courts of the State of Maryland.

18.	WAIVER OF JURY TRIAL. The Borrower (by its execution hereof) and the Lender (by its acceptance of this Promissory Note) agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by the Borrower, the Lender or any successor or assign of the Borrower or the Lender on or with respect to this Promissory Note or any other Loan Document or which in any way relates, directly or indirectly, to the obligations of the Borrower to the Lender pursuant to this Promissory Note or any other Loan Document, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. The Borrower and the Lender hereby expressly waive any right to a trial by jury in any such suit, action, or proceeding.

19.	PRIOR NOTE. This Note is an amendment and restatement of a Promissory Note (Revolving Line of Credit) dated June 29, 2007 in the maximum original principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) (the “First Amended and Restated Note”), which itself was an amendment and restatement of a Promissory Note (Revolving Line of Credit) dated July 6, 2006 in the maximum original principal amount of Twelve Million and 00/100 Dollars ($12,000,000.00) (the “Original Note”), as secured. Nothing contained in this Note shall in any way operate as a novation, release or discharge of any of the provisions of the Original Note as amended and restated by the First Amended and Restated Note or any other related document.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned execute this Promissory Note under seal, as Borrower, as of the date first written above.

WITNESS/ATTEST:		HALIFAX CORPORATION OF VIRGINIA, f/k/a Halifax Corporation

/s/ Arthur J Whalen		By:	/s/ Joseph Sciacca	(SEAL)
Name:	Arthur J Whalen		Joseph Sciacca Chief Financial Officer 5250 Cherokee Avenue Alexandria, Virginia 22312

HALIFAX ENGINEERING, INC.

		By:	/s/ Joseph Sciacca	(SEAL)
Joseph Sciacca Vice President, Secretary and Treasurer 5250 Cherokee Avenue Alexandria, Virginia 22312

MICROSERV LLC

		By;	/s/ Joseph Sciacca	(SEAL)
Joseph Sciacca Vice President, Secretary and Treasurer 5250 Cherokee Avenue Alexandria, Virginia 22312

HALIFAX ALPHANATIONAL ACQUISITION, INC.

		By:	/s/ Joseph Sciacca	(SEAL)
Joseph Sciacca Vice President, Secretary and Treasurer 5250 Cherokee Avenue Alexandria, Virginia 22312
Notice Address For Lender:
Provident Bank
114 East Lexington Street
Baltimore, Maryland 21202
Attention: Michael McShane/453
With a copy to:
Provident Bank
Legal and Compliance Department
114 East Lexington Street
Baltimore, Maryland 21202
Attention: General Counsel